As filed with the Securities and Exchange Commission on February 25, 2015

Registration No. 333-202253

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	23-0366390
(State of Incorporation)	(I.R.S. Employer Identification No.)

2500 Columbia Avenue

P.O. Box 3001

Lancaster, Pennsylvania 17603

Telephone: (717) 397-0611

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark A. Hershey

Senior Vice President, General Counsel and Chief Compliance Officer

Armstrong World Industries, Inc.

2500 Columbia Avenue

P.O. Box 3001

Lancaster, Pennsylvania 17603

Telephone: (717) 397-0611

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

James W. McKenzie, Jr.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

Telephone: (215) 963-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-202253) (the “Registration Statement”) is being filed pursuant to Rule 462(d) of the Securities Act of 1933, as amended, solely to replace Exhibits 23.1 and 23.2 to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

The exhibits to this registration statement are listed in the “Exhibit Index” following the signature pages hereto and are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Pennsylvania, on the 25th of February, 2015.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Stephen F. McNamara
Name:	Stephen F. McNamara
Title:	Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	President, Chief Executive Officer and	February 25, 2015
Matthew J. Espe	Director (Principal Executive Officer)

*	Senior Vice President and Chief Financial	February 25, 2015
David S. Schulz	Officer (Principal Financial Officer)

/s/ Stephen F. McNamara	Vice President and Controller	February 25, 2015
Stephen F. McNamara	(Principal Accounting Officer)

*	Director	February 25, 2015
Stanley A. Askren

*	Director	February 25, 2015
James J. Gaffney

*	Director	February 25, 2015
Tao Huang

*	Director	February 25, 2015
Michael F. Johnston

*	Director	February 25, 2015
Jeffrey Liaw

*	Director	February 25, 2015
Larry S. McWilliams

*	Director	February 25, 2015
James C. Melville

*	Director	February 25, 2015
James J. O’Connor

*	Director	February 25, 2015
John J. Roberts

*	Director	February 25, 2015
Gregory P. Spivy

*	Director	February 25, 2015
Richard E. Wenz

*By:	/s/ Mark A. Hershey
Mark A. Hershey, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number

23.1*	Consent of KPMG LLP.

23.2*	Consent of KPMG LLP.

24.1**	Power of Attorney.

*	Filed herein.
**	Previously filed.